CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Invesco CurrencyShares Swiss Franc Trust of our report dated February 22, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Invesco CurrencyShares Swiss Franc Trust’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

August 13, 2024

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